FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2016 RESULTS

- - Strong Sales Growth - -
- - Strong Margin Improvement and EPS Growth - -

COLUMBUS, Ohio, USA - July 28, 2016 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2016. Provided below are the highlights:

•	Sales in local currency increased 6% in the quarter compared with the prior year. Reported sales increased 5% as currency reduced sales growth by 1% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $2.93, compared with $2.73 in the prior-year period. Adjusted EPS was $3.22, an increase of 15% over the prior-year amount of $2.80. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was strong as we continued to have good demand in the Americas and very good growth in Asia / Rest of World, including China. Europe growth was solid. We improved gross and operating margins which contributed to an excellent growth in EPS. Finally, cash flow in the quarter was strong.”

EPS in the quarter was $2.93, compared with the prior-year amount of $2.73. Adjusted EPS was $3.22, an increase of 15% over the prior-year amount of $2.80.

Sales were $608.3 million, a 6% increase in local currency sales, compared with $582.1 million in the prior-year quarter. Reported sales increased 5% as currency reduced sales growth by 1% in the quarter. As compared to the prior year, local currency sales increased 6% in the Americas, 4% in Europe and 8% in Asia / Rest of World. Adjusted operating income amounted to $129.1 million, a 9% increase from the prior-year amount of $118.3 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $115.5 million, compared with $105.2 million in the prior-year quarter.

Six Month Results

EPS for the six months was $5.32, compared with the prior-year amount of $4.91. Adjusted EPS was $5.68, an increase of 12% over the prior-year amount of $5.05.

Sales were $1.148 billion, a 5% increase in local currency sales, compared with $1.118 billion in the prior-year period. Reported sales increased 3%, as currency reduced sales growth by 2% in the period. By region, local currency sales increased 6% in the Americas, 2% in Europe and 6% in Asia / Rest of World as compared to the prior-year period. Adjusted operating income amounted to $231.1 million, a 7% increase from the prior-year period amount of $215.6 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $151.2 million, compared with $163.8 million in the prior-year period.

Acquisition to Expand Secondary Brand Offering and Market Position in Weight Calibration

The Company announced that it intends to complete the acquisition of Henry Troemner, LLC (“Troemner”), a leading supplier of lab equipment, weights and weight calibration, in the third quarter of 2016.  The Company stated that the acquisition will expand the offering of basic lab products which are sold through indirect distribution under the

Company’s secondary brand, Ohaus.  In addition, the Company will become a global leader in weights and weight calibration through the combination of Troemner's U.S.-based business with the Company’s European business.  Troemner is based in the Philadelphia area.

Outlook

The Company updated its outlook for 2016 and noted that forecasting remains challenging. The Company also noted that the updated outlook includes the estimated impact of the Troemner acquisition.

Based on today’s assessment, management anticipates that local currency sales growth in 2016 will be in approximately 5% and Adjusted EPS is forecasted to be in the range of $14.40 to $14.50, an increase of 11% to 12%. This compares to previous guidance of local currency sales growth of approximately 4% and Adjusted EPS in the range of $14.25 to $14.35.

For the third quarter 2016, management anticipates that local currency sales growth will be in the range of 5% to 6% and Adjusted EPS is forecasted to be in the range of $3.65 to $3.70, an increase of 12% to 13%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, "We saw improved momentum in our business during the quarter but our outlook for the rest of the year remains cautious given the uncertainty in the global economy. While we are guarded about economic factors that are outside our control, we are very encouraged with factors within our control - namely our strategic initiatives and ability to execute them. Specifically, our new product introductions, Field Turbo investments, Spinnaker sales and marketing programs and various productivity improvement measures are yielding tangible results. With strong execution, we believe we can continue to gain share."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, July 28) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	June 30, 2016		% of sales	June 30, 2015	% of sales

Net sales	$608,286	(a)	100.0	$582,057	100.0
Cost of sales	260,710		42.9	259,145	44.5
Gross profit	347,576		57.1	322,912	55.5

Research and development	30,701		5.0	29,794	5.1
Selling, general and administrative	187,798		30.9	174,808	30.1
Amortization	8,655		1.4	7,634	1.3
Interest expense	6,872		1.1	6,942	1.2
Restructuring charges	2,205		0.4	1,720	0.3
Other charges (income), net	8,173		1.3	(33)	0.0
Earnings before taxes	103,172		17.0	102,047	17.5

Provision for taxes	23,584		3.9	24,490	4.2
Net earnings	$79,588		13.1	$77,557	13.3

Basic earnings per common share:
Net earnings	$2.99			$2.79
Weighted average number of common shares	26,631,015			27,843,905

Diluted earnings per common share:
Net earnings	$2.93			$2.73
Weighted average number of common and common equivalent shares	27,143,284			28,460,336

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2015.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2016		% of sales	June 30, 2015	% of sales

Earnings before taxes	$103,172			$102,047
Amortization	8,655			7,634
Interest expense	6,872			6,942
Restructuring charges	2,205			1,720
Other charges (income), net	8,173	(b)		(33)
Adjusted operating income	$129,077	(c)	21.2	$118,310	20.3

Note:
(b)	Other charges (income), net includes a one-time non-cash pension settlement charge of $8.2 million related to lump sum settlement to former employees of our U.S. pension plan.
(c)	Adjusted operating income increased 9% as compared to the same period in 2015.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six months ended			Six months ended
	June 30, 2016		% of sales	June 30, 2015	% of sales

Net sales	$1,147,960	(a)	100.0	$1,117,758	100.0
Cost of sales	500,477		43.6	496,041	44.4
Gross profit	647,483		56.4	621,717	55.6

Research and development	59,674		5.2	58,255	5.2
Selling, general and administrative	356,719		31.1	347,846	31.1
Amortization	17,079		1.5	15,162	1.4
Interest expense	13,452		1.2	13,667	1.2
Restructuring charges	3,085		0.2	2,627	0.2
Other charges (income), net	7,889		0.7	(850)	(0.1)
Earnings before taxes	189,585		16.5	185,010	16.6

Provision for taxes	44,323		3.8	44,402	4.0
Net earnings	$145,262		12.7	$140,608	12.6

Basic earnings per common share:
Net earnings	$5.42			$5.03
Weighted average number of common shares	26,781,154			27,978,814

Diluted earnings per common share:
Net earnings	$5.32			$4.91
Weighted average number of common and common equivalent shares	27,283,012			28,611,637

Note:
(a)	Local currency sales increased 5% as compared to the same period in 2015.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six months ended			Six months ended
	June 30, 2016		% of sales	June 30, 2015	% of sales

Earnings before taxes	$189,585			$185,010
Amortization	17,079			15,162
Interest expense	13,452			13,667
Restructuring charges	3,085			2,627
Other charges (income), net	7,889	(b)		(850)
Adjusted operating income	$231,090	(c)	20.1	$215,616	19.3

Note:
(b)	Other charges (income), net includes a one-time non-cash pension settlement charge of $8.2 million related to a lump sum settlement to former employees of our U.S. pension plan.
(c)	Adjusted operating income increased 7% as compared to the same period in 2015.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2016	December 31, 2015

Cash and cash equivalents	$114,646	$98,887
Accounts receivable, net	407,972	411,420
Inventories	234,006	214,383
Other current assets and prepaid expenses	143,636	138,125
Total current assets	900,260	862,815

Property, plant and equipment, net	514,312	517,229
Goodwill and other intangible assets, net	558,280	561,536
Other non-current assets	88,895	75,059
Total assets	$2,061,747	$2,016,639

Short-term borrowings and maturities of long-term debt	$20,945	$14,488
Trade accounts payable	131,888	142,075
Accrued and other current liabilities	438,275	438,564
Total current liabilities	591,108	595,127

Long-term debt	693,263	575,138
Other non-current liabilities	285,414	265,917
Total liabilities	1,569,785	1,436,182

Shareholders’ equity	491,962	580,457
Total liabilities and shareholders’ equity	$2,061,747	$2,016,639

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30		June 30
	2016	2015	2016	2015

Cash flow from operating activities:
Net earnings	$79,588	$77,557	$145,262	$140,608
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	7,994	8,357	16,116	16,658
Amortization	8,655	7,634	17,079	15,162
Deferred tax benefit	(5,548)	(1,011)	(8,852)	(2,681)
Excess tax benefits from share-based payment arrangements	(5,347)	(837)	(11,152)	(1,278)
Non-cash pension settlement charge	8,189	-	8,189	-
Other	3,569	3,590	7,148	7,070
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	18,425	9,899	(22,565)	(11,754)
Net cash provided by operating activities	115,525	105,189	151,225	163,785

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	83	85	218	127
Purchase of property, plant and equipment	(14,510)	(17,384)	(28,858)	(35,923)
Acquisitions	-	(100)	(4,329)	(300)
Net hedging settlements on intercompany loans	(1,053)	(4,427)	1,075	(12,811)
Net cash used in investing activities	(15,480)	(21,826)	(31,894)	(48,907)

Cash flows from financing activities:
Proceeds from borrowings	163,147	342,454	392,560	493,450
Repayments of borrowings	(145,217)	(236,437)	(269,684)	(313,923)
Proceeds from exercise of stock options	8,056	8,192	13,965	17,738
Excess tax benefits from share-based payment arrangements	5,347	837	11,152	1,278
Repurchases of common stock	(124,997)	(123,728)	(249,997)	(247,473)
Other financing activities	(555)	(854)	(680)	(854)
Net cash used in financing activities	(94,219)	(9,536)	(102,684)	(49,784)

Effect of exchange rate changes on cash and cash equivalents	(1,775)	123	(888)	(1,048)

Net increase (decrease) in cash and cash equivalents	4,051	73,950	15,579	64,046

Cash and cash equivalents:
Beginning of period	110,595	75,359	98,887	85,263
End of period	$114,646	$149,309	$114,646	$149,309

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$115,525	$105,189	$151,225	$163,785
Excess tax benefits from share-based payment arrangements	5,347	837	11,152	1,278
Payments in respect of restructuring activities	2,461	1,216	4,302	2,022
Proceeds from sale of property, plant and equipment	83	85	218	127
Purchase of property, plant and equipment	(14,510)	(17,384)	(28,858)	(35,923)
Free cash flow	$108,906	$89,943	$138,039	$131,289

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth (Decrease)
Three Months Ended June 30, 2016			5%		5%	4%		5%
Six Months Ended June 30, 2016			2%		5%	1%		3%

Local Currency Sales Growth (Decrease)
Three Months Ended June 30, 2016			4%		6%	8%		6%
Six Months Ended June 30, 2016			2%		6%	6%		5%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Six months ended
June 30						June 30
2016			2015		% Growth	2016		2015		% Growth

EPS as reported, diluted	$2.93		$2.73		7%	$5.32		$4.91		8%

Restructuring charges, net of tax	0.06	(a)	0.04	(a)		0.09	(a)	0.07	(a)
Purchased intangible amortization, net of tax	0.04	(b)	0.03	(b)		0.08	(b)	0.07	(b)
Non-cash pension settlement charge, net of tax	0.19	(c)	—			0.19	(c)	—

Adjusted EPS, diluted	$3.22		$2.80		15%	$5.68		$5.05		12%

Notes:
(a)
Represents the EPS impact of restructuring charges of $2.2 million ($1.7 million after tax) and $1.7 million ($1.3 million after tax) for the three months ended June 30, 2016 and 2015, and $3.1 million ($2.3 million after tax) and $2.6 million ($2.0 million after tax) for the six months ended June 30, 2016 and 2015, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.0 million and $0.9 million for the three months ended June 30, 2016 and 2015, and $2.1 million and $1.9 million for the six months ended June 30, 2016 and 2015, respectively.

(c)
Represents the EPS impact of a one-time non-cash pension settlement charge of $8.2 million ($5.1 million after tax) related to a lump sum settlement to former employees of our U.S. pension plan for the three and six months ended June 30, 2016.